Exhibit 32

CERTIFICATION

OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

OF TIPPINGPOINT TECHNOLOGIES, INC.

PURSUANT TO 18 U.S.C. §1350

In connection with the Annual Report of TippingPoint Technologies, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 3, 2004	/s/ KIP MCCLANAHAN

Kip McClanahan Chief Executive Officer

/s/ ADAM CHIBIB

Adam Chibib Chief Financial Officer